As filed with the Securities and Exchange Commission on December 18, 1996

                                                       Registration No. ________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                         -----------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                        ------------------------------
                      COLUMBIA/HCA HEALTHCARE CORPORATION
            (Exact name of Registrant as specified in its charter)

               Delaware                               75-2497104
     (State or other jurisdiction                  (I.R.S. Employer
     of incorporation or organization)            Identification No.)

                                One Park Plaza
                          Nashville, Tennessee 37203
              (Address of Principal Executive Offices, Zip Code)
                          --------------------------
                      Columbia/HCA Healthcare Corporation
                         1992 Stock and Incentive Plan
                      f/k/a Columbia Hospital Corporation
                         1992 Stock and Incentive Plan
                           (Full Title of the Plan)

                               STEPHEN T. BRAUN
                   Senior Vice President and General Counsel
                      Columbia/HCA Healthcare Corporation
                                One Park Plaza
                          Nashville, Tennessee 37203
                                (615) 327-9551
           (Name, address and telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE

==================================================================================================
                                             Proposed Maximum   Proposed Maximum
Title of Securities         Amount to         Offering Price       Aggregate         Amount of
to be Registered         be Registered(1)      Per Share(2)      Offering Price   Registration Fee
--------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value.......  30,000,000 shares     $39.1875           $1,175,625,000    $356,250

==================================================================================================

(1) The shares represent the number of shares of the Registrant's Common Stock (adjusted for the October 15, 1996 3-for-2 stock split in the form of a stock dividend), including associated Preferred Stock Purchase Rights, which may be issued upon the exercise of options, plus such additional shares as may become issuable by reason of anti-dilution and other provisions in the Plan.

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Registrant's Common Stock on the New York Stock Exchange on December 16, 1996, as reported by The Wall Street Journal. On
                                                    -----------------------
     December 16, 1996, the average of the high and low prices was $39.1875.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") has been or will be sent or given to participants in the plan listed on the cover of the Registration Statement (the "Plan") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of
Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     The following documents shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such document:

     (a)  The Registrant's latest Annual Report on Form 10-K filed pursuant to
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") for the year ended December 31, 1995.

     (b) The Registrant's Quarterly Reports on Form 10-Q for the periods ended March 31, 1996, June 30, 1996, and September 30, 1996, and Current Reports on Form 8-K dated May 20, 1996, July 3, 1996, July 5, 1996 and September 25, 1996.

     (c) The description of the Registrant's Common Stock, $.01 par value, (including associated Preferred Stock Purchase Rights) contained in the Registrant's registration statement filed on Form 8-A dated August 31, 1993 pursuant to the Exchange Act ("Common Stock").

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of any post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing, provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby are in effect prior to the filing with the Commission of the Registrant's Annual Report on Form 10-K covering such year shall not be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-K. Any statement contained in a document incorporated by reference herein or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

     The Registrant's Common Stock is registered under Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel

     The validity of the issuance of the shares of Common Stock being offered by the Registration Statement will be passed upon for the Registrant by Stephen T. Braun, Senior Vice President and General Counsel of the Registrant. As of October 31, 1996, Mr. Braun owned approximately 24,921 shares and had stock options to purchase 210,000 shares of Common Stock of the Registrant.

Item 6.   Indemnification of Directors and Officers

     The Registrant's Restated Certificate of Incorporation provides that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she was a director or officer of the Registrant (or was serving at the request of the Registrant as a director, officer, employee or agent for another entity) will be indemnified and held harmless by the Registrant, to the full extent authorized by the Delaware General Corporation Law.

     Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     The Registrant's Restated Certificate of Incorporation provides that to the fullest extent permitted by Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Delaware General Corporation Law permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director's liability
(i) for breaches of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law, (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) for transactions in which the director received an improper personal benefit.

     The Registrant is insured against liabilities which it may incur by reason of its indemnification of officers and directors in accordance with its Restated Certificate of Incorporation. In addition, directors and officers are insured, at the Registrant's expense, against certain liabilities that might arise out of their employment and are not subject to indemnification under the Restated Certificate of Incorporation.

     The foregoing summaries are necessarily subject to the complete text of the statutes, Restated Certificate of Incorporation and agreements referred to above and are qualified in their entirety by reference thereto.

Item 7.   Exemption From Registration Claimed

          None

Item 8.   Exhibits.

4.1 Restated Certificate of Incorporation of Registrant (previously filed as Exhibit 3(a) to the Registrant's Current Report on Form 8-K dated February 11, 1994).*

4.2(a) By-laws of Registrant (previously filed as Exhibit 2.2 to the Registrant's Registration Statement on Form 8-A dated August 31,
          1993).*

4.2(b) Amendment to By-laws of Registrant (previously filed as Exhibit 3(b).1 to Registrant's Current Report on Form 8-K dated February 11, 1994).*

4.3 Specimen Certificate for shares of Common Stock, par value $.01 per share, of the Registrant (previously filed as Exhibit 4.1 to the Registrant's Form SE to Form 10-K for the fiscal year ended December 31, 1993).*

4.4 Columbia Hospital Corporation 9% Subordinated Mandatory Convertible Note Due June 30, 1999 (previously filed as Exhibit 4.4 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1990).*

4.5 Registration Rights Agreement between the Registrant and The 1818 Fund, L.P. dated March 18, 1991 (previously filed as Exhibit 4.5 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1990).*

4.6 Securities Purchase Agreement by and between the Registrant and The 1818 Fund, L.P. dated as of March 18, 1991 (previously filed as
          Exhibit 4.6 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1990).*

4.7 Warrant to purchase shares of Common Stock, par value $.01 per share, of the Registrant (previously filed as Exhibit 4.7 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31,
          1990).*

4.8 Registration Rights Agreement dated as of March 16, 1989, by and among HCA-Hospital Corporation of America and the persons listed on the signature pages thereto (previously filed as Exhibit (g)(24) to Amendment No. 3 to the Schedule 13E-3 filed by HCA-Hospital Corporation of America, Hospital Corporation of America and The HCA Profit Sharing Plan on March 22, 1989).*

4.9 Assignment and Assumption Agreement dated as of February 10, 1994, between HCA-Hospital Corporation of America and the Registrant relating to the Registration Rights Agreement, as amended (previously filed as Exhibit 4.7 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).*

4.10 Amended and Restated Rights Agreement dated February 10, 1994 between the Registrant and Mid-America Bank of Louisville and Trust Company (previously filed as Exhibit 4.8 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).*

4.11(a) $1 Billion Credit Agreement dated as of February 10, 1994 (the "364 Day Agreement"), among the Registrant, the Several Banks and Other Financial Institutions, and Chemical Bank as Agent and as CAF Loan Agent (filed as Exhibit 4.9 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).*

4.11(b) Agreement and Amendment to the 364 Day Agreement dated as of September 26, 1994 (filed as Exhibit 4.9 to the Registrant's Registration Statement on Form S-4 (File No. 33-56803))*.

4.11(c) Agreement and Amendment to the 364 Day Agreement dated as of February 28, 1996 (filed as Exhibit 4.9(c) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).*

4.12(a) $2 Billion Credit Agreement dated as of February 10, 1994 (the "Credit Facility") among the Registrant, the Several Banks and Other Financial Institutions, and Chemical Bank as Agent and as CAF Loan Agent (filed as Exhibit 4.10 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).*

4.12(b) Agreement and Amendment to the Credit Facility dated as of September 26, 1994 (filed as Exhibit 4.10 to the Registrant's Registration Statement on Form S-4 (File No. 33-56803)).*

4.12(c) Agreement and Amendment to the Credit Facility dated as of February 28, 1996 (filed as Exhibit 4.10(c) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

4.13 Indenture dated as of December 15, 1993 between the Registrant and The First National Bank of Chicago, as Trustee (previously filed as
          Exhibit 4.11 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).*

4.14 Columbia Hospital Corporation 1992 Stock and Incentive Plan, now known as Columbia/HCA Healthcare Corporation 1992 Stock and Incentive Plan, as amended (previously filed as Exhibit 10.14 to the Registrant's Registration Statement on Form S-1 (File No. 33-48886)).*

5 Opinion of Stephen T. Braun, Senior Vice President and General Counsel of the Registrant, as to the legality of the securities registered herein.

23.1 Consent of Stephen T. Braun, Senior Vice President and General Counsel of the Registrant (included in Exhibit 5 above).

23.2      Consent of Ernst & Young LLP, independent auditors.

24 Power of Attorney (included on the signature page of this Registration Statement).

____________________________________

*Incorporated by reference.

Item 9.   Undertakings

     The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on November 25, 1996.

                                        COLUMBIA/HCA HEALTHCARE CORPORATION


                                        /s/ Stephen T. Braun
                                        --------------------------------------
                                        By:  Stephen T. Braun
                                             Senior Vice President and
                                             General Counsel

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen T. Braun, Kenneth C. Donahey and David G. Anderson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the dates indicated.

Signature                         Title                        Date
---------                         -----                        ----


/s/ Richard L. Scott              Chairman and Chief           November 25, 1996
-------------------------------   Executive Officer (Principal
Richard L. Scott                  Executive Officer)




/s/ Thomas F. Frist, Jr., M.D.    Vice-Chairman of the Board   November 25, 1996
-------------------------------
Thomas F. Frist, Jr.,M.D.


/s/ Kenneth C. Donahey            Senior Vice President        November 25, 1996
-------------------------------   and Controller
Kenneth C. Donahey                (Principal Financial and
                                  Accounting Officer)

Signature                         Title                        Date
---------                         -----                        ----

/s/ Magdalena Averhoff, M.D.      Director                     November 14, 1996
--------------------------------
Magdalena Averhoff, M.D.



/s/ Sister Judith Ann Karam, CSA  Director                     November 25, 1996
--------------------------------
Sister Judith Ann Karam, CSA



/s/ T. Michael Long               Director                     November 25, 1996
--------------------------------
T. Michael Long



/s/ Donald S. MacNaughton         Director                     November 25, 1996
--------------------------------
Donald S. MacNaughton



/s/ R. Clayton McWhorter          Director                     November 25, 1996
--------------------------------
R. Clayton McWhorter



/s/ Carl E. Reichhardt            Director                     November 25, 1996
--------------------------------
Carl E. Reichardt



/s/ Frank S. Royal, M.D.          Director                     November 25, 1996
--------------------------------
Frank S. Royal, M.D.



/s/ William T. Young              Director                     November 25, 1996
--------------------------------
William T. Young

                               INDEX TO EXHIBITS

Exhibits


4.1    Restated Certificate of Incorporation of Registrant (previously filed as
       Exhibit 3(a) to the Registrant's Current Report on Form 8-K dated February 11, 1994).*

4.2(a) By-laws of Registrant (previously filed as Exhibit 2.2 to the
       Registrant's Registration Statement on Form 8-A dated August 31, 1993).*

4.2(b) Amendment to By-laws of Registrant (previously filed as Exhibit 3(b).1 to
       Registrant's Current Report on Form 8-K dated February 11, 1994).*

4.3 Specimen Certificate for shares of Common Stock, par value $.01 per share, of the Registrant (previously filed as Exhibit 4.1 to the Registrant's Form SE to Form 10-K for the fiscal year ended December 31,
       1993).*

4.4 Columbia Hospital Corporation 9% Subordinated Mandatory Convertible Note Due June 30, 1999 (previously filed as Exhibit 4.4 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1990).*

4.5 Registration Rights Agreement between the Registrant and The 1818 Fund, L.P. dated March 18, 1991 (previously filed as Exhibit 4.5 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1990).*

4.6 Securities Purchase Agreement by and between the Registrant and The 1818 Fund, L.P. dated as of March 18, 1991 (previously filed as Exhibit 4.6 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1990).*

4.7 Warrant to purchase shares of Common Stock, par value $.01 per share, of the Registrant (previously filed as Exhibit 4.7 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1990).*

4.8 Registration Rights Agreement dated as of March 16, 1989, by and among HCA-Hospital Corporation of America and the persons listed on the signature pages thereto (previously filed as Exhibit (g)(24) to Amendment No. 3 to the Schedule 13E-3 filed by HCA-Hospital Corporation of America, Hospital Corporation of America and The HCA Profit Sharing Plan on March 22, 1989).*

4.9 Assignment and Assumption Agreement dated as of February 10, 1994, between HCA-Hospital Corporation of America and the Registrant relating to the Registration Rights Agreement, as amended (previously filed as Exhibit 4.7 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).*

4.10 Amended and Restated Rights Agreement dated February 10, 1994 between the Registrant and Mid-America Bank of Louisville and Trust Company (previously filed as Exhibit 4.8 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).*

4.11(a) $1 Billion Credit Agreement dated as of February 10, 1994 (the "364 Day Agreement"), among the Registrant, the Several Banks and Other Financial Institutions, and Chemical Bank as Agent and as CAF Loan Agent (filed as Exhibit 4.9 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).*

4.11(b) Agreement and Amendment to the 364 Day Agreement dated as of September 26, 1994 (filed as Exhibit 4.9 to the Registrant's Registration Statement on Form S-4 (File No. 33-56803))*.

4.11(c) Agreement and Amendment to the 364 Day Agreement dated as of February 28, 1996 (filed as Exhibit 4.9(c) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).*

4.12(a) $2 Billion Credit Agreement dated as of February 10, 1994 (the "Credit Facility") among the Registrant, the Several Banks and Other Financial Institutions, and Chemical Bank as Agent and as CAF Loan Agent (filed as Exhibit 4.10 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).*

4.12(b) Agreement and Amendment to the Credit Facility dated as of September 26, 1994 (filed as Exhibit 4.10 to the Registrant's Registration Statement on Form S-4 (File No. 33-56803)).*

4.12(c) Agreement and Amendment to the Credit Facility dated as of February 28, 1996 (filed as Exhibit 4.10(c) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

4.13 Indenture dated as of December 15, 1993 between the Registrant and The First National Bank of Chicago, as Trustee (previously filed as Exhibit
         4.11 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).*

4.14 Columbia Hospital Corporation 1992 Stock and Incentive Plan, now known as Columbia/HCA Healthcare Corporation 1992 Stock and Incentive Plan, as amended (previously filed as Exhibit 10.14 to the Registrant's Registration Statement on Form S-1 (File No. 33-48886)).*

5 Opinion of Stephen T. Braun, Senior Vice President and General Counsel of the Registrant, as to the legality of the securities registered herein.

23.1 Consent of Stephen T. Braun, Senior Vice President and General Counsel of the Registrant (included in Exhibit 5 above).

23.2     Consent of Ernst & Young LLP, independent auditors.

24 Power of Attorney (included on the signature page of this Registration Statement).


______________________________

*Incorporated by reference.